UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2026
STONERIDGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377
(Address of Principal Executive Offices, and Zip Code)
(248) 489-9300
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8‑K/A amends the Company’s Current Report on Form 8‑K filed on February 23, 2026 (the “Original Report”) under Item 5.02 to provide additional information regarding the compensation arrangements for Natalia Noblet in connection with her previously disclosed appointment as President and Chief Executive Officer, effective 12:01 a.m. on April 1, 2026. Except as set forth below, the disclosures in the Original Report remain unchanged.
ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of President and Chief Executive Officer
As previously disclosed in the Original Report, on February 19, 2026, the Board of Directors of Stoneridge, Inc. (the “Company”) appointed Natalia Noblet as the Company’s President and Chief Executive Officer, effective 12:01 a.m. on April 1, 2026. The Compensation Committee of the Board determined certain material elements of Ms. Noblet’s compensation, effective April 1, 2026, as described under Item 5.02(e) below.
(e) Compensatory Arrangements for Natalia Noblet
Effective as of April 1, 2026, the Compensation Committee of the Board of Directors approved certain material elements of Ms. Noblet’s compensation as President and Chief Executive Officer, as follows:
•Base Salary: €490,475 per year (payable in euros). For convenience, this equates to approximately $568,568 using an exchange rate of €1.00 = $1.16 as of April 1, 2026, the date when Ms. Noblet’s compensation became effective; actual U.S. dollar amounts paid, if any, may vary with exchange rates.
•2026 Annual Incentive Opportunity: Target opportunity equal to 100% of base salary (payable in euros), with actual payout to be determined based on performance against pre‑established goals and subject to the terms and conditions of the Company’s annual incentive plan.
•2026 Long‑Term Incentive Target: Target grant value equal to 125% of base salary, with award type(s), performance measures (if applicable), vesting conditions, and grant timing to be determined consistent with the Company’s long‑term incentive program and subject to applicable plan terms.
In addition, the Compensation Committee delegated to the Chairperson of the Compensation Committee authority to approve a new written employment agreement with Ms. Noblet, including customary terms and conditions (which are expected to address, among other matters, term, duties, termination, severance and change‑in‑control protections, and restrictive covenants). The Company will file an amendment to the Original Report under Item 5.02(e) of Form 8-K within four business days following approval and execution of Ms. Noblet’s employment agreement, disclosing the material terms thereof, and will file the executed agreement as an exhibit pursuant to Item 601(b)(10) of Regulation S‑K.
ITEM 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: April 6, 2026	/s/ Robert J. Hartman, Jr.
Robert J. Hartman, Jr. Interim Chief Financial Officer and Treasurer (Principal Financial Officer)